                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this registration statement.

                                           /s/ TURLINGTON AND COMPANY, L.L.P.

                                           TURLINGTON AND COMPANY, L.L.P.

June 21, 1996